Exhibit (n)(3)

Form of

Amended Schedule A

(dated May 15, 2015)

to the

MML Series Investment Fund II

Rule 18f-3 Plan

Adopted May 21, 2008

Schedule A

Fund	Initial Class	Class II	Service Class	Service Class I
MML Asset Momentum Fund		✓		✓
MML Blend Fund	✓		✓
MML Dynamic Bond Fund		✓		✓
MML Equity Fund	✓		✓
MML Equity Rotation Fund		✓		✓
MML High Yield Fund		✓		✓
MML Inflation-Protected and Income Fund	✓		✓
MML Managed Bond Fund	✓		✓
MML Money Market Fund	✓		✓
MML Short-Duration Bond Fund		✓		✓
MML Small Cap Equity	✓		✓
MML Special Situations Fund		✓		✓
MML Strategic Emerging Markets Fund		✓		✓